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                                                                  EXHIBIT NO. 5

                                                               December 1, 1995

Chesapeake Utilities Corporation
909 Silver Lake Boulevard
Dover, Delaware 19904

Gentlemen:

  This opinion is being furnished to you in connection with the proposed offer and sale by Chesapeake Utilities Corporation, a Delaware corporation (the "Corporation"), of up to 300,000 additional shares of Common Stock, par value $.4867 per share (the "Shares"), of the Corporation in connection with the Corporation's Automatic Dividend Reinvestment and Stock Purchase Plan (the "Plan") pursuant to a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, on the date hereof.

  We have acted as counsel to the Corporation in connection with the preparation of the Registration Statement, and have examined signed copies of the Registration Statement. We have also examined and relied upon copies of minutes of meetings of the Board of Directors of the Corporation relating to the adoption and the amendment of the Plan and the authorization of the Shares.

  We also have examined originals or copies, certified otherwise identified to our satisfaction, of such other documents, and have made such other investigations, as we have deemed necessary to form a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as copies. As to all matters of fact relevant to our opinions, we have relied exclusively, without independent investigation or verification, upon the foregoing documents and on the certificates of public officials and officials of the Company.

  Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, upon approval of the issuance of the Shares by the Delaware Public Service Commission and upon the issuance thereof in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Opinions."

  It is understood that this opinion is to be used only in connection with the offer and sale of the Shares under the Plan and only while the Registration Statement is in effect.

                                          Very truly yours,

                                          COVINGTON & BURLING